Exhibit 99.1

THOMAS WEISEL PARTNERS GROUP, INC. REPORTS STRONG
SECOND QUARTER RESULTS LED BY PRIVATE EQUITY GAINS

San Francisco, July 31, 2007 - Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) reported net revenues of $71.7 million in the second quarter of 2007 and $148.4 million in the first half of 2007, increases of 13% and 5%, respectively, from the comparable periods in 2006.

GAAP net income and diluted earnings per share increased 99% and 79% in the second quarter of 2007 to $6.6 million and $0.25, respectively, compared to the second quarter of 2006. For the first half of 2007, net income was $12.0 million and diluted earnings per share were $0.45.

Non-GAAP net income and diluted earnings per share increased 73% and 61% in the second quarter of 2007 to $7.7 million and $0.29, respectively, compared to the second quarter of 2006. For the first half of 2007, non-GAAP net income and diluted earnings per share increased 28% and 13% to $14.2 million and $0.53, respectively, compared to the first half of 2006. These non-GAAP measures adjust for certain one-time events related to our conversion to a corporation and our initial public offering. A reconciliation between our GAAP results and these non-GAAP measures is discussed below.

Business Highlights

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Investment Banking. Investment banking revenues increased 5% in the second quarter and 7% in the first half of 2007 to $29.6 million and $68.9 million, respectively, from the comparable periods in 2006. We completed 23 transactions in the second quarter and 40 transactions in the first half of 2007. Our average revenue per transaction increased to $1.3 million and $1.7 million in the second quarter and first half of 2007, respectively, compared to $1.2 million and $1.5 million in the comparable periods in 2006. We book- and lead-managed 41% and 44% of our public and private capital raising transactions in the second quarter and first half of 2007, respectively, compared to 22% and 34% in comparable periods of 2006.

Notable second quarter transactions included a sole book-managed follow-on offering for Vocus, Inc., a joint book-managed follow-on offering for Phase Forward, Inc. and a joint book-managed convertible offering for Sciele Pharma, Inc. Additionally, we book-managed six private placements, registered directs or PIPEs and advised Nuance Communications in its acquisition of BeVocal.

“Looking forward, we are optimistic about the remainder of the year and 2008. For the second quarter, we generated 42 new client engagements and expect 30 of those engagements to generate revenue in 2007, primarily in the fourth quarter,” said Thomas Weisel, CEO and Chairman. “In addition, our total backlog of filed, announced and engaged transactions as of the beginning of the quarter is up compared to the beginning of the second quarter. We expect most of the backlog transactions to close in the fourth quarter and expect our third quarter investment banking revenues to be similar to the second quarter.”

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Brokerage. Brokerage revenue decreased 9% in the second quarter of 2007 to $26.2 million from the first quarter of 2007. The decline was mainly in our institutional equity and convertible debt trading business, partially offset by improved consecutive quarter results in our middle markets and private client businesses, both the focus of recent growth initiatives.

“We remain committed to our growth initiatives for increasing brokerage revenue through expanded product offerings and geographic coverage,” said Paul Slivon, Director of Institutional Sales. Tony Stais, Director of Trading, continued, “In the second half of 2006, we announced our entry into the electronic trading businesses and, since then, we have made key hires and investments and anticipate growth in our electronic trading business in the second half of 2007. In addition, we are pleased to announce the addition of Andrew Tuthill and Daniel Covatta, senior special situation trading professionals formerly with UBS, who will focus on expanding our block trading business.”

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New European and Mid-Western Institutional Sales Offices. As part of our strategy to broaden our brokerage account base, we are expanding our geographic reach and have recently added one new team in the mid-west and two new teams in Europe of senior institutional sales professionals. The teams in Europe were formerly associated with the Prudential Equity Group. In connection with these additions, we recently opened a Chicago office and will open offices in both London and Zurich.

“In addition to leveraging our research and trading,” said Thomas Weisel, Chairman and CEO, “bringing on the London and Zurich sales groups is an important step in our strategy to broaden our account base and expand our business in Europe.”

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Asset Management. Our asset management revenue increased to $14.3 million in the second quarter of 2007 from $5.4 million in the second quarter of 2006. The increases were driven by private equity gains of $9.9 million in the second quarter of 2007.

Revenues

Investment Banking

Second Quarter 2007

Investment banking revenue in the second quarter of 2007 increased 5% to $29.6 million compared to the second quarter of 2006. We closed 23 transactions in the second quarter of 2007 compared to 24 transactions in the second quarter of 2006. Our average revenue per transaction for the second quarter of 2007 increased to $1.3 million from $1.2 million in the second quarter of 2006.

Strategic advisory revenues increased 8% to $3.3 million in the second quarter of 2007 from the second quarter of 2006. We closed one strategic transaction in the second quarter and have four announced transactions going into the third quarter.

Capital raising revenue increased 5% to $26.3 million in the second quarter of 2007 compared to the second quarter of 2006. We completed 22 capital raising transactions in both the second quarters of 2007 and 2006. Within capital raising revenue, private capital raising revenue increased to $7.3 million from $1.0 million in the second quarter of 2006.

First Six Months 2007

Investment banking revenue increased 7% to $68.9 million in the first half of 2007 compared to the first half of 2006. We closed 40 transactions in the first half of 2007 compared to 43 in the first half of 2006. Our average revenue per transaction for the first six months of 2007 increased to $1.7 million from $1.5 million in the first six months of 2006.

Strategic advisory revenues increased to $27.8 million in the first half of 2007 compared to $7.7 million in the first half of 2006. We completed 8 strategic advisory transactions in the first six months of 2007 compared to 5 in the first six months of 2006. In the first quarter of 2007, we recognized $13.4 million from a single transaction, which was Level 3 Communications’ acquisition of Broadwing Communications.

Capital raising revenue in the first half of 2007 decreased to $41.1 million in the first half of 2007 compared to $57.0 million in the first half of 2006. We completed 32 capital raising transactions in the first six months of 2007 compared to 38 in the first six months of 2006. Within capital raising revenue, private capital raising revenue increased to $7.3 million from $3.9 million in the first half of 2006.

Investment banking revenues are typically recognized at the completion of each transaction. As a result, our investment banking revenues have and likely will continue to vary significantly between periods. Our investment banking engagements typically relate to only one potential transaction and do not provide us with long-term contracted sources of revenue.

Brokerage

Second Quarter and First Six Months 2007

Brokerage revenue declined to $26.2 million in the second quarter of 2007 compared to $29.8 million in the second quarter of 2006. For the first half of 2007, brokerage revenue declined to $55.1 million compared to $64.2 million in the first half of 2006. These declines were mainly due to decreases in trading volumes in our institutional equity and convertible debt trading business. Over the same periods, we experienced performance improvements in our middle markets and private client services businesses, both of which have been the focus of growth initiatives.

Asset Management

Second Quarter 2007

Asset management revenue increased 165% to $14.3 million in the second quarter of 2007 compared to $5.4 million in the second quarter of 2006. In the second quarter of 2007, private equity gains increased to $9.9 million from $2.9 million and management fees increased to $4.2 million from $3.2 million, in each case compared to the second quarter of 2006. The increase in private equity gains was due to gains in our technology venture fund and venture capital fund of funds.

First Six Months 2007

Asset management revenue increased 62% to $20.0 million in the first half of 2007 compared to $12.3 million from the first half of 2006. In the first six months of 2007, private equity gains increased to $11.3 million from $5.7 million, and management fees increased to $8.1 million, from $6.6 million in each case compared to the first half of 2006.

Expenses

Compensation and Benefits

Second Quarter 2007

Compensation and benefits expense increased 6% to $37.4 million in the second quarter of 2007 compared to the same period in 2006.  In the second quarter of 2007 and 2006, compensation and benefits expense included $1.8 million and $1.9 million, respectively, of non-cash compensation expense relating to equity awards made in connection with our initial public offering.

As a percentage of net revenue (excluding investment gains and losses attributable to investments in partnerships and other securities), compensation and benefits expense (excluding expense relating to equity awards made in connection with our initial public offering) was 57% and 55% for the second quarter of 2007 and 2006, respectively.

First Six Months 2007

Compensation and benefits expense increased 5% in the first half of 2007 to $81.4 million compared to the same period in 2006.  Compensation and benefits expense in the first six months of 2007 and 2006 included $3.7 million and $3.0 million, respectively, of non-cash compensation expense relating to equity awards made in connection with our initial public offering.

As a percentage of net revenue (excluding investment gains and losses attributable to investments in partnerships and other securities), compensation and benefit expense (excluding expense relating to equity awards made in connection with our initial public offering) was 57% and 55% for the first six months of 2007 and 2006, respectively.

Non-compensation

Second Quarter and First Six Months 2007

Non-compensation expense in the second quarter of 2007 was essentially unchanged from the second quarter of 2006, and decreased 3% to $47.7 million in the first half of 2007 compared to the first half of 2006.

Provision for Taxes, Tax Benefit

Second Quarter 2007

Our tax expense was $3.8 million in the second quarter of 2007, which represents a 37% effective tax rate. During the second quarter of 2007 we experienced a 3% effective tax rate benefit related to a $0.3 million downward adjustment to the valuation allowance we previously recorded at the time of our conversion from a limited liability company to a corporation.

First Six Months 2007

Our tax expense was $7.3 million in the first half of 2007, which represents a 38% effective tax rate. During the first six months of 2007 we experienced a 4% effective tax rate benefit related to a $0.7 million downward adjustment to the valuation allowance we previously recorded at the time of our conversion from a limited liability company to a corporation.

Balance Sheet Items

Our shareholders’ equity and basic shares outstanding at the end of the second quarter of 2007 were $284 million and 25,706,365 respectively, resulting in a book value per share as of June 30, 2007 of $11.05.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures. We have reported in this press release our net income for the second quarter and first half of 2007 on a non-GAAP basis by excluding $1.1 million and $2.2 million, respectively, of after-tax non-cash expense associated with the initial grant of restricted stock units made in connection with our initial public offering. We have also reported in this press release our net income for the second quarter and first half of 2006 on a non-GAAP basis by:

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in the case of the second quarter of 2006, excluding $1.1 million of after-tax non-cash expense associated with the initial grant of restricted stock units made in connection with our initial public offering; and

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in the case of the first half of 2006, by (i) excluding the effect of recognizing during the first quarter of 2006 a $13.8 million one-time net deferred tax benefit resulting from our conversion to a corporation from a limited liability company (but not excluding subsequent adjustments to the related valuation allowance), (ii) excluding the $1.7 million after-tax non-cash expense incurred in the first half of 2006 associated with the initial grant of restricted stock units made in connection with our initial public offering and (iii) including additional income tax expense of $1.5 million for the first quarter of 2006, because we estimate that had we converted to a corporation on January 1, 2006 we would have incurred additional income tax expense for the period from January 1, 2006 to February 7, 2006 equal to our net income for the period from January 1, 2006 through February 7, 2006 of $3.6 million multiplied by the applicable federal and state tax rate for the first quarter of 2006 of 42%.

We have reported in this press release our basic and diluted earnings per share for the second quarter of 2007 on a non-GAAP basis by:

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using $7.7 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with net income attributable to common shareholders of $6.6 million and adjusting to exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $1.1 million; and

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using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have reported in this press release our basic and diluted earnings per share for the first half of 2007 on a non-GAAP basis by:

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using $14.2 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with net income attributable to common shareholders of $12.0 million and adjusting to exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $2.2 million; and

•
using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have reported in this press release our basic and diluted earnings per share for the second quarter of 2006 on a non-GAAP basis by:

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using $4.4 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with net income attributable to common shareholders of $3.3 million and adjusting to exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $1.1 million; and

•
using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.

We have also reported in this press release our basic and diluted earnings per share for the first six months of 2006 on a non-GAAP basis by:

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using $11.0 million as the numerator of the non-GAAP earnings per share calculation, which amount is derived by beginning with net income attributable to common shareholders of $23.0 million for the first half of 2006 and adjusting to (i) exclude the effect of the $13.8 million one-time net deferred tax benefit recognized in the first quarter of 2006 (but not excluding subsequent adjustments to the related valuation allowance), (ii) include the additional income tax expense of $1.5 million with respect to the period from January 1, 2006 through February 7, 2006, (iii) exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $1.7 million for the first half of 2006 and (iv) exclude $1.6 million of preferred dividends and accretion with respect to the period from January 1, 2006 through February 7, 2006; and

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increasing the weighted average shares used as the denominator of the non-GAAP earnings per share calculation by 1,006,055, which is the amount by which weighted average shares would have increased had the 4,914,440 shares we issued in our initial public offering been outstanding for all of the first quarter of 2006.

Although we expect to grant restricted stock units and other share-based compensation in the future, we do not expect to make any such substantial grants outside of our regular compensation and hiring process, as we did when we granted restricted stock units in connection with our initial public offering. Also, in the future we do not expect that a similar conversion-related deferred tax benefit will arise and we expect to be subject to state and federal income tax, in each case, because we do not expect to change our corporate form again.

Our management has utilized a non-GAAP calculation of net income and non-GAAP calculations of basic and diluted earnings per share that are adjusted in the manner described above as an additional device to aid in understanding and analyzing our financial results in the second quarter and first six months of 2007 and 2006. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods that did not and likely will not include the adjusted items. Our reference to these measures should not, however, be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and our prospects for the future. Specifically, our management believes that the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and business outlook.

A limitation of utilizing these non-GAAP measures of net income and basic and diluted earnings per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that both our GAAP measures of net income and basic and diluted earnings per share and these non-GAAP measures of our financial performance should be considered together.

A reconciliation of our second quarter of 2007 and 2006 GAAP net income to our second quarter of 2007 and 2006 non-GAAP net income is set forth below.

	For Three Months Ended June 30,
	2007	2006
	(In millions)
Net income……………………………………………………......................	$6.6	$3.3
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units……………………………………………………..	1.1	1.1

Non-GAAP net income ……………………………………………………	$7.7	$4.4

A reconciliation of our first six months of 2007 and 2006 GAAP net income to our first six months of 2007 and 2006 non-GAAP net income is set forth below.

	For Six Months Ended June 30,
	2007	2006
	(In millions)
Net income……………………………………………………......................	$12.0	$24.6
Exclusion of the effect of recording net deferred tax benefit…………..........	—	(13.8)
Inclusion of additional income tax expense………………..…………...........	—	(1.5)
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units……………………………………………………..	2.2	1.7

Non-GAAP net income ……………………………………………………	$14.2	$11.0

We calculate earnings per share in accordance with FASB Statement No. 128, Earnings per Share. Basic earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share includes the determinants of basic earnings per share plus all dilutive potential common shares that were outstanding during the period. We use the treasury stock method to reflect the potential dilutive effect of outstanding unvested restricted stock units, an outstanding warrant to purchase common stock and outstanding unexercised stock options. With respect to the second quarter and first six months of 2007 and 2006, certain outstanding unexercised stock options were anti-dilutive and not considered in the determination of diluted earnings per share.

The following table sets forth our GAAP basic and diluted weighted average shares outstanding and our GAAP basic and diluted earnings per share for the second quarter and first six months of 2007 and 2006, as well as our non-GAAP basic and diluted weighted average shares outstanding and non-GAAP earnings per share for the second quarter and first six months of 2007 and 2006, in each case after applying the adjustments described above:

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2007	2006	2007	2006
Weighted average shares used in computation of earnings per share:
Basic (in thousands)…………………………	26,286	23,994	26,184	22,126
Diluted (in thousands).………………………	26,697	24,535	26,624	22,569

Earnings per share:
Basic…………………………………………	$0.25	$0.14	$0.46	$1.04
Diluted………………………………………	$0.25	$0.14	$0.45	$1.02

Non-GAAP adjusted weighted average shares used in computation of non-GAAP earnings per share:
Basic (in thousands)…………………………	26,286	23,994	26,184	23,132
Diluted (in thousands)………………………	26,697	24,535	26,624	23,575

Non-GAAP earnings per share:
Basic…………………………………………	$0.29	$0.18	$0.54	$0.48
Diluted………………………………………	$0.29	$0.18	$0.53	$0.47

Further information regarding these non-GAAP financial measures has been included in our Annual Report on Form 10-K for the full year ended December 31, 2006, as well as our Quarterly Reports on Form 10-Q for the three month periods ended March 31 and June 30, 2006 and March 31, 2007. Our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q are available to the public from the SEC’s internet site at http://www.sec.gov and from our public internet site at http://www.tweisel.com. You may also read and copy any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

About Thomas Weisel Partners Group, Inc.

We are an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Our business is managed as a single operating segment and we generate revenues from three principal sources: investment banking, brokerage and asset management. Our investment banking group is comprised of two disciplines: corporate finance and strategic advisory. Our brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to risks, uncertainties and assumptions about us. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “optimistic”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events. There are important factors that could cause our actual results, level of activity, performance or achievements or other events or circumstances to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to, those discussed in Item 1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q filed with the SEC thereafter. We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

Quarterly Earnings Conference Call

Thomas Weisel Partners Group, Inc. will host its second quarter conference call on Tuesday, July 31, 2007 at 5:00 p.m. EDT (2:00 p.m. PDT). The conference call may include forward-looking statements, including guidance as to future results.

All interested parties are invited to listen to Thomas Weisel Partners’ Chairman and Chief Executive Officer, Thomas W. Weisel, and Chief Operating Officer and Chief Financial Officer, David Baylor, by dialing 866/288-0542 (domestic) or 913/312-6669 (international). The confirmation code for both the domestic and international lines is: 7848089.

A live web cast of the call, as well as the company’s results, will be available through the investor relations/webcasts section of our website, www.tweisel.com.

To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available on this site one hour after the call through August 17, 2007.

Investor Relations Contact: Deborah Lightfoot 415-364-2500 investorrelations@tweisel.com	Media Contact: Amanda Gaines- Cooke 415-364-2500 amandagainescooke@tweisel.com

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Investment banking	$29,605	$28,156	$68,897	$64,650
Brokerage	26,226	29,776	55,082	64,163
Asset management	14,282	5,383	19,997	12,335
Interest income	4,539	3,062	8,887	5,274
Other revenue	—	—	920	—

Total revenues	74,652	66,377	153,783	146,422
Interest expense	(2,913)	(2,643)	(5,355)	(4,712)

Net revenues	71,739	63,734	148,428	141,710

Expenses excluding interest:
Compensation and benefits	37,395	35,398	81,385	77,334
Brokerage execution, clearance and account administration	4,970	6,388	9,683	13,084
Communications and data processing	4,441	4,218	9,152	8,567
Depreciation and amortization	1,521	2,127	3,245	4,481
Marketing and promotion	3,042	2,759	6,655	5,692
Occupancy and equipment	4,650	3,603	8,701	8,264
Other expense	5,291	4,730	10,296	9,299

Total expenses excluding interest	61,310	59,223	129,117	126,721

Income before taxes	10,429	4,511	19,311	14,989
Provision for taxes (tax benefit)	3,827	1,191	7,308	(9,640)

Net income	6,602	3,320	12,003	24,629

Preferred dividends and accretion:
Class D redeemable convertible shares	—	—	—	(710)
Class D-1 redeemable convertible shares	—	—	—	(380)
Accretion of Class C redeemable preference stock	—	—	—	(518)

Net income attributable to common shareholders and to class A, B and C shareholders	$6,602	$3,320	$12,003	$23,021

Earnings per share:
Basic earnings per share	$0.25	$0.14	$0.46	$1.04
Diluted earnings per share	$0.25	$0.14	$0.45	$1.02

Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	26,286	23,994	26,184	22,126
Diluted weighted average shares outstanding	26,697	24,535	26,624	22,569

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
	(In thousands)
Revenues:
Investment banking	$29,605	$39,292	$37,258	$22,228	$28,156
Brokerage	26,226	28,856	28,964	30,682	29,776
Asset management	14,282	5,715	9,293	4,123	5,383
Interest income	4,539	4,348	4,054	4,197	3,062
Other revenue	—	920	—	—	—

Total revenues	74,652	79,131	79,569	61,230	66,377
Interest expense	(2,913)	(2,442)	(3,083)	(3,110)	(2,643)

Net revenues	71,739	76,689	76,486	58,120	63,734

Expenses excluding interest:
Compensation and benefits	37,395	43,990	41,212	33,648	35,398
Brokerage execution, clearance and account administration	4,970	4,713	5,096	4,441	6,388
Communications and data processing	4,441	4,711	4,125	3,958	4,218
Depreciation and amortization	1,521	1,724	1,951	2,117	2,127
Marketing and promotion	3,042	3,613	3,036	2,817	2,759
Occupancy and equipment	4,650	4,051	4,139	5,524	3,603
Other expense	5,291	5,005	7,224	4,182	4,730
Total expenses excluding interest	61,310	67,807	66,783	56,687	59,223

Income before taxes	10,429	8,882	9,703	1,433	4,511
Provision for taxes (tax benefit)	3,827	3,481	963	(119)	1,191

Net income	$6,602	$5,401	$8,740	$1,552	$3,320